Exhibit 5.1

[LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]

November     , 2004

New Century Financial Corporation

18400 Von Karman Avenue

Suite 1000

Irvine, California 92612

Re:	New Century Financial Corporation, a Maryland corporation (the “Company”) – Registration Statement on Form S-4, as amended, pertaining to up to ( ) shares (the “Shares”) of common stock of the Company, par value one cent ($0.01) per share (“Common Stock”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration of the Shares under the Securities Act of 1933, as amended (the “Act”), by the Company and NCFTRS (as hereinafter defined) on Form S-4, filed with the Securities and Exchange Commission (the “Commission”) on or about November             , 2004 (such joint filing, together with all exhibits thereto, the “Registration Statement”). You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)	the corporate charter of the Company (the “Charter”), represented by Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on April 12, 2004 (the “Articles of Incorporation”), Articles Supplementary filed with the Department on September 30, 2004 and Articles of Amendment and Restatement (the “Articles of Amendment and Restatement”) filed with the Department on September 30, 2004;

(ii)	the Bylaws of the Company, as adopted on April 12, 2004 (the “Original Bylaws”) and the Amended and Restated Bylaws of the Company, as adopted on April 21, 2004 (the “Amended and Restated Bylaws”, and together with Original Bylaws, the “Bylaws”), which Amended and Restated Bylaws became effective on October 1, 2004;

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

New Century Financial Corporation

November     , 2004

(iii)	the Action by Written Consent of the Sole Member of the Board of Directors of the Company, dated as of April 12, 2004 (the “Organizational Minutes”);

(iv)	the resolutions adopted by the Board of Directors of the Company, or committees thereof, dated as of April 21, 2004, September 30, 2004 and November , 2004 (the “Existing Directors’ Resolutions”, and together with the Organizational Minutes, the “Directors’ Resolutions”);

(v)	the resolutions adopted by the sole stockholder of the Company, dated as of April 21, 2004 (the “Stockholder Resolutions”);

(vi)	the Indenture, dated as of July 8, 2003 (the “Base Indenture”), by and between New Century Financial Corporation, a Delaware corporation, predecessor to the Company and now known as New Century Financial TRS Holdings, Inc. (“NCFTRS”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and the First Supplemental Indenture, dated as of September 30, 2004 (the “Supplemental Indenture”, and together with the Base Indenture, the “Indenture”), by and among NCFTRS, the Company and the Trustee;

(vii)	the permanent global note of NCFTRS dated July 8, 2003 in the principal amount of $175,000,000, registered in the name of the Depository Trust Company or its nominee Cede & Co. (the “July 8, 2003 Global Note”) and the permanent global note of NCFTRS dated July 14, 2003 in the principal amount of $35,000,000, registered in the name of the Depository Trust Company or its nominee Cede & Co. (the “July 14, 2003 Global Note”, and together with the July 8, 2003 Global Note, the “Senior Notes”);

(viii)	a certificate of Robert K. Cole, the Chairman of the Board and Chief Executive Officer of the Company, and Patti M. Dodge, Chief Financial Officer of the Company, of even date herewith (the “Officers’ Certificate”), to the effect that, among other things, the Charter, the Bylaws, the Directors’ Resolutions, the Stockholders’ Resolutions, the Indenture and the Senior Notes are true, correct and complete, and that the Charter, the Amended and Restated Bylaws, the Directors’ Resolutions, the Stockholders’ Resolutions, the Indenture and the Senior Notes have not been rescinded or modified and are in full force and effect as of the date of the Officers’ Certificate, and certifying as to the manner of adoption of the Directors’ Resolutions and the Stockholders’ Resolutions, the authorization

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

New Century Financial Corporation

November     , 2004

for issuance of the Shares and the form, approval, execution and delivery of the Indenture and the Senior Notes;

(ix)	the Registration Statement and the related form of prospectus included therein, in substantially the form filed with the Commission pursuant to the Act;

(x)	a status certificate of the Department, dated , 2004, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland; and

(xi)	such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinion set forth below, we have assumed the following:

(a)	each person executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

(b)	each natural person executing any of the Documents is legally competent to do so;

(c)	any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)	NCFTRS has the corporate power and authority to enter into and perform its obligations under the Indenture and the Senior Notes and to incur the obligations provided therein, and has taken all corporate action necessary (including stockholder approvals to the extent necessary) to authorize the execution, delivery and performance of the Indenture and the issuance and

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

New Century Financial Corporation

November     , 2004

sale of the Senior Notes and has executed and delivered each of the Indenture and the Senior Notes;

(e)	each of the Indenture and the Senior Notes constitute the valid, binding and legal obligation of the parties thereto;

(f)	none of the Shares will be issued or transferred in violation of the provisions of Article V of the Articles of Amendment and Restatement relating to restrictions on ownership and transfer of stock; and

(g)	at all times subsequent to the date hereof and until the issuance of the Shares, the Company will maintain a number of authorized but unissued shares of Common Stock at least equal to the number of Shares.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

(1)	The Company is a corporation duly incorporated and validly existing as a corporation in good standing under the laws of the State of Maryland.

(2)	The issuance of the Shares has been duly authorized by all necessary corporate action on the part of the Company and when such Shares are issued and delivered by the Company in exchange for the consideration therefor as provided in, and in accordance with, the Directors’ Resolutions, such Shares will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

New Century Financial Corporation

November     , 2004

We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,